UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  June 16, 2008

MINDSPEED TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-50499	01-0616769
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or Organization)		Identification No.)

4000 MacArthur Boulevard, East Tower

Newport Beach, California  92660-3095

 (Address of Principal Executive Offices) (Zip Code)

(949) 579-3000

(Registrant’s telephone number,

including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03         Material Modification to Rights of Security Holders.

On June 16, 2008, Mindspeed Technologies, Inc. (the “Registrant”) and Mellon Investor Services, LLC (the “Rights Agent”) entered into the Second Amendment to Rights Agreement (the “Second Amendment”) to amend Section 25 of the Rights Agreement, dated as of June 26, 2003 and previously amended as of December 6, 2004 (the “Rights Agreement”), by and between the Registrant and the Rights Agent.  As amended by the Second Amendment, the Rights Agreement provides that if, at any time after the “Distribution Date” (as defined therein), the Registrant proposes to take certain actions specified in Section 25, then specified advance notice shall be provided to the holders of the preferred share purchase rights as set forth therein.

The foregoing description of the Second Amendment is qualified in its entirety by reference to the complete text thereof, which is filed as Exhibit 4.1 attached hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description

4.1	Second Amendment to Rights Agreement, dated as of June 16, 2008, between the Registrant and the Rights Agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MINDSPEED TECHNOLOGIES, INC.

Date: June 18, 2008	By:	/s/ Brandi R. Steege
Brandi R. Steege
Vice President, Legal, and Secretary

EXHIBIT INDEX

Exhibit	Description

4.1	Second Amendment to Rights Agreement, dated as of June 16, 2008, between the Registrant and the Rights Agent.